UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) December 12, 2005

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

(651) 483-2000
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 12 and 13, 2005, the Board of Directors of the Company approved the following changes to the compensation for Mr. Daniel Starks, the Chairman, CEO and President of the Company. Effective January 2, 2006, the compensation of Mr. Starks will be the following:

1.	Base Salary. Base Salary will be $975,000.

2.

Management Incentive Compensation Plan (MICP Bonus). In the event the performance objectives for Mr. Starks under the MICP are met at the 100% level, he will receive a bonus equal to 120% of his base salary. Performance in excess of 100% could result in a greater bonus to a maximum of 240% of his base salary.

3.	Perk Allowance. $26,000.

4.

Long Term Incentive Compensation. Effective December 13, 2005, Mr. Starks received a nonqualified stock option with a term of 8 years for 216,000 shares which will vest at the rate of 25% on each of the next four anniversaries of the date of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: December 16, 2005	By:	/s/ Kevin T. O’Malley
Kevin T. O’Malley Vice President and General Counsel